Exhibit 10.4

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 16th day of December, 2009, by and between Jarden Corporation, a Delaware corporation (the “Company”) and James E. Lillie (“Employee”).

WHEREAS, the Company and the Employee are parties to a Second Amended and Restated Employment Agreement dated as of May 24, 2007 (the “Employment Agreement”); and

WHEREAS, the Initial Term of the Employment Agreement expires on December 31, 2009, and the Company and the Employee desire to extend the term of the Employment Agreement and amend certain terms and provisions of the Employment Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms; Section References. Any capitalized term used but not defined herein shall have the meaning given thereto in the Employment Agreement. All section references herein refer to the applicable section of the Employment Agreement.

2. Amendments to Employment Agreement.

a.	Section 2 of the Employment Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

“The term of this Agreement shall commence on the date hereof and shall end on December 31, 2012 (the “Initial Term”), subject to earlier termination pursuant to the provisions of Section 10.”

b.	Section 4 of the Employment Agreement is hereby amended as follows:

(i) The first sentence thereof is hereby amended and restated in its entirety as follows:

“Effective as of January 1, 2010 and during the term of this Agreement, the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee’s observance and performance of all of the provisions hereof, a salary of $750,000 per year (the “Base Compensation”).”

(ii) In the fifth sentence thereof the words “50% of Base Compensation each year for achieving the Company’s EBITDA and earnings per share budget and up to 100% of Base Compensation for achieving EBITDA 10% higher than budget and EPS 10% higher than budget” are hereby deleted and in their place the following shall be inserted:

“50% of Base Compensation in each year if the Company achieves the Company’s budgeted earnings per share target for such year as approved by the Board of Directors and up to 100% of Base Compensation in each year if the Company achieves earnings per share equal to the performance target set by the Compensation Committee for payment of maximum bonus to the Company’s employees generally.”

(iii) The sixth sentence thereof is hereby deleted in its entirety.

(iv) The last sentence of the second paragraph thereof is hereby amended and restated in its entirety as follows:

“During the Initial Term and any Renewal Terms, the Company will reimburse Employee up to $25,000 per year for the cost of premiums for life insurance for the benefit of the Employee.”

(v) All references to “May” in such section are hereby deleted and replaced with “January.”

(vi) The following is hereby added immediately prior to the fourth paragraph thereof:

“In addition, the Employee shall be entitled to receive the following grant of Restricted Stock with respect to the final year of the Employment Period on the grant date indicated, provided the Employee is employed on the specified grant date:

Grant	Date	Maximum Target Stock Price Appreciation (%) over Closing Price on Last Trading Day of Prior Year
65,000	January 1, 2012	12	%”

3. Effect on Employment Agreement. Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the state of New York applicable to contracts executed, and to be fully performed, in such state.

5. Counterparts. This Amendment may be executed in any number of counterparts and via facsimile, but all such counterparts will together constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Agreement as of the day and year first written above.

JARDEN CORPORATION

/s/ Ian G.H. Ashken
Name: Ian G.H. Ashken
Title: Vice Chairman and Chief Financial Officer

/s/ James E. Lillie
James E. Lillie